Exhibit 10.3

NOTE PURCHASE AGREEMENT
This Note Purchase Agreement (this “Agreement”), dated March 30, 2020 (the “Execution Date”), is entered into by and among Bloom Energy Corporation, a Delaware corporation (the “Company”), the entity listed on Schedule I hereto, as guarantor (the “Guarantor”), and the entities listed on the Schedule of Investors attached hereto as Schedule II (each, an “Investor” and, collectively, the “Investors”).
RECITALS
A.The Company proposes, subject to the terms and conditions stated herein, to issue and sell to the Investors $70,000,000 aggregate principal amount of its 10.25% Senior Secured Notes due 2027 (the “Notes”) pursuant to an indenture (the “Indenture”) to be dated as of the Closing Date (as defined herein) and entered into among the Company, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”) in the form attached as Exhibit A.
B.The Notes and the Guarantee (as defined in Exhibit A) will be offered and sold to the Investors who are (1) qualified institutional buyers (“QIBs”) within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), (2) not U.S. persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in an offshore transaction in compliance with Regulation S or (3) institutional “accredited investors” (“IAIs”) within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”), in each case, without being registered, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.
C.Each of (i) this Agreement, (ii) the Notes, (iii) the Guarantee, (iv) the Indenture, (v) the security agreement (the “Security Agreement”) to be dated as of the Closing Date and entered into among the Company, the Trustee and the Collateral Agent in the form attached as Exhibit B and (vi) the other Security Documents (as defined in Exhibit A) is referred to herein as a “Transaction Document” and are referred to herein collectively as the “Transaction Documents.”
AGREEMENT
NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:
1.    The Notes and the Guarantee.
(a)Issuance of the Notes and the Guarantee. Subject to all of the terms and conditions herein, the Company and the Guarantor agree to issue and sell to each of the Investors on the Closing Date, and each of the Investors severally agrees to purchase on the Closing Date, at a purchase price of 100% of the principal amount thereof (the “purchase price”), the aggregate principal amount of the Notes (and the related Guarantee) set forth opposite the respective Investor’s name on Schedule II hereto. The obligations of the Investors to purchase Notes (and the related Guarantee) are several and not joint. The Company shall not be obligated to deliver, and no Investor shall be required to purchase, any of the Notes except upon delivery of and payment for all the Notes to be purchased by the Investors under this Agreement on the Closing Date and subject to the satisfaction or waiver of the terms and conditions hereunder.
(b)Delivery. The sale and purchase of the Notes and the Guarantee shall take place at a closing (the “Closing”) to be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 on the business day after (x) all of the conditions to Closing set forth in Section 5 are either satisfied or waived by the Investors and (y) all of the conditions to Closing set forth in Section 6 are either satisfied or waived by the Company (other than in each case conditions that, by their nature, are to be satisfied on the day of such Closing), or such other business day as determined by mutual agreement of the parties hereto, but in any case not later than May 29, 2020 (the “Cut-Off Date”), with the Company providing the Investors with written notice of the business day identified for Closing at least five business days prior to the proposed date of Closing (which notice shall provide reasonable detail as to how the conditions set forth in Section 5(p) are expected to be satisfied) (the business day so identified, the “Closing Date”). At the Closing, the Company will deliver the Definitive Securities (as defined in Exhibit A) to the Investors evidencing the aggregate principal amount of Notes to be acquired by all Investors pursuant to this Agreement. Delivery to each Investor of the Notes shall be made directly to the Investors on the Closing Date upon payment therefor by each such Investor of its respective portion of the aggregate purchase price less such Investor’s respective portion of the Ticking Fee (as defined herein), if any, by wire transfer of immediately available funds to the following account of the Trustee: 180121167365 (the “Trustee Closing Account”). The Investors shall deliver all funds required to be paid by such Investors under this Agreement to the Trustee Closing Account no later than 3:00 p.m. (New York City time) on the Closing Date. The Company shall cause the Trustee to hold all such funds in trust for the Investors pending completion of the closing of the transactions contemplated by this Agreement. Upon receipt by the Trustee of the aggregate purchase price from all Investors and the satisfaction or waiver of the conditions to Closing set forth in Section 5, the Company shall cause the Trustee to disburse the purchase price from the Trustee Closing Account in accordance with written instructions provided by the Company to the Trustee. If the aggregate purchase price shall not have been received by the Trustee by 3:00 p.m. (New York City time) on the Closing Date, or if the closing of the transactions contemplated by this Agreement shall not otherwise be capable of being consummated by 3:00 p.m. (New York City time) on the Closing Date, then each Investor who has paid its respective portion of the purchase price shall have the right to instruct the Trustee in writing at or after 3:00 p.m. (New York City time) on the Closing Date to return, and the Company shall cause the Trustee to return, such portion of the purchase price to such Investor prior to the close of business on the Closing Date or as soon thereafter as reasonably practicable.
2.    Representations and Warranties of the Company and the Guarantor. Each of the Company and the Guarantor, jointly and severally, hereby represents and warrants as follows to each of the Investors, on and as of the Execution Date and the Closing Date:
(a)Due Incorporation, Qualification, etc. Each of the Company and the Guarantor (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation or foreign limited liability company in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Guarantor, taken as a whole, (B) the ability of the Company and the Guarantor to perform their respective obligations in all material respects under any Transaction Document, (C) the validity or enforceability of any Transaction Document or the attachment, perfection or priority of any of the liens or security interests intended to be created by any Security Document or (D) the consummation of any of the transactions contemplated by the Transaction Documents (each, a “Material Adverse Effect”). Each of the Company and the Guarantor has made available to such Investor or its counsel copies of its respective Certificate of Incorporation, Bylaws or other equivalent organizational documents (as amended, collectively, the “Charter Documents”). Said copies are true, correct, and complete and contain all amendments as of the Execution Date and the Closing Date.
(b)Authority. The execution, delivery and performance by the Company and the Guarantor of each Transaction Document to be executed by the Company or the Guarantor and the consummation of the transactions contemplated thereby (i) are within the power of the Company or the Guarantor, as applicable, and (ii) have been duly authorized by all necessary actions on the part of the Company or the Guarantor.
(c)Authorization of the Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and, when duly executed and delivered by the Investors, will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).
(d)Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantor and, as of the Closing Date, will be duly executed and delivered by the Company and the Guarantor and, when duly executed and delivered by the Trustee and the Collateral Agent, will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.
(e)Authorization of the Security Documents. Each of the Security Documents to be delivered on or prior to the Closing Date has been duly authorized by the Company and, as of the Closing Date, will be duly executed and delivered by the Company and, when duly executed and delivered by the Trustee and the Collateral Agent, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.
(f)Authorization of the Notes. The Notes have been duly authorized by the Company and, as of the Closing Date, will be duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and the Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture and the Security Documents.
(g)Authorization of the Guarantee. The Guarantee has been duly authorized by the Guarantor and, when the Notes have been authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, the Guarantee will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and the Guarantee will be in the form contemplated by, and entitled to the benefits of, the Indenture.
(h)Notes Collateral.
(i)In the case of Notes Collateral (as defined in Exhibit A) a Lien (as defined in Exhibit A) in which may be perfected by filing of an initial financing statement in the appropriate filing office, upon the filing of such financing statement in such filing office, together with the payment of the requisite filing fees related thereto, and in the case of any other Notes Collateral a Lien in which is perfected by possession or control, when the Collateral Agent obtains possession or control thereof, in each case, to the extent required by and in accordance with the Security Documents, the Liens granted pursuant to the

Security Documents in such Notes Collateral will constitute valid and enforceable perfected Liens, in each case prior and superior in right to any other Lien (except for any Liens contemplated by clauses (3), 7(B), 7(C), (26) and (35) of the definition of Permitted Liens (as defined in Exhibit A)).
(ii)As of the Closing Date, there will be no currently effective financing statement, security agreement or other document filed or recorded with any filing records, registry or other public office that purports to cover, affect or give notice of any present or possible future Lien on any assets or property constituting Notes Collateral or any rights thereunder, except for any Liens contemplated by clauses (3), 7(B), 7(C), (26) and (35) of the definition of Permitted Liens.
(iii)The representations and warranties of the Company in the Security Documents delivered on the Closing Date will be true and correct in all material respects as of the Closing Date.
(i)Non-Contravention. The execution and delivery by the Company and the Guarantor of the Transaction Documents executed by the Company and the Guarantor, the issuance of the Notes and the Guarantee, and the performance and consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company or the Guarantor; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person (as defined in Exhibit A) to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the Guarantor (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal (“Revocations”) of any material permit, license, authorization or approval applicable to the Company or the Guarantor, or any of their respective businesses or operations, or any of their respective assets or properties, except for such violations, breaches or Revocations under clauses (ii) and (iii) above that would not reasonably be expected to result in a Material Adverse Effect.
(j)Subsidiaries. Except as set forth in Item 2(j) of the Disclosure Schedule attached hereto (the “Disclosure Schedule”), the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association, joint venture, partnership, limited liability company or similar business entity. The subsidiaries and affiliated companies listed in Item 2(j) of the Disclosure Schedule have been duly organized and are validly existing under, and by virtue of, the laws of their respective jurisdictions of organization and have requisite authority to own, lease, and operate their properties and assets and to carry on their business as presently conducted. Other than directors’ qualifying shares, the Company owns directly or indirectly all of the outstanding equity interests of any subsidiary or affiliated company listed on Item 2(j) of the Disclosure Schedule. No options, warrants, subscriptions, or purchase rights of any nature (including any conversion or preemptive rights) to acquire from the subsidiaries or affiliated companies listed in Item 2(j) of the Disclosure Schedule shares of capital stock or other securities are authorized, issued, or outstanding, nor are the subsidiaries or affiliated companies listed in Item 2(j) of the Disclosure Schedule obligated under their respective charter documents or under any agreement by which the subsidiaries or affiliated companies listed in Item 2(j) of the Disclosure Schedule are bound to issue shares of capital stock or other securities.
(k)Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the Guarantor and the performance and consummation of the transactions contemplated hereby and thereby, other than (i) such as shall have been obtained on or before the Closing Date and remain in full force and effect on the Closing Date, in each case, as set forth in Item 2(k) of the Disclosure Schedule or (ii) such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.
(l)No Violation or Default. None of the Company or its subsidiaries is in violation of or in default with respect to (i) its Charter Documents or other organizational documents or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company or such subsidiaries; or (ii) any mortgage, indenture, agreement, instrument or contract to which the Company or such subsidiaries is a party or by which it is bound (nor is there any waiver in effect which is subject to revocation and which, if not in effect, would result in such a violation or default), except (other than with respect to the Charter Documents of the Company or the organizational documents of such subsidiaries) for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect.
(m)Litigation. Except as set forth in Item 2(m) of the Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations (“Actions”) pending or, to the knowledge of the Company and the Guarantor, threatened, nor have any verdicts or judgments been entered, against the Company, its subsidiaries or its subsidiaries’ properties, or against any current or former employee, officer, consultant or director of the Company or its subsidiaries in his or her capacity as such or in connection with actions taken on behalf of the Company or its subsidiaries by any such Person, in each case, before any court or governmental agency (nor, to the best of the Company’s and the Guarantor’s knowledge, is there any reasonable basis therefor or threat thereof). Except as set forth in Item 2(m) of the Disclosure Schedule, neither the Company nor its subsidiaries, nor any current or former employee, officer, consultant or director of the Company or its subsidiaries in his or her capacity as such, are, to the knowledge of the Company and the Guarantor, a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by the Company or its subsidiaries currently pending or that the Company or its subsidiaries intend to initiate.
(n)Title. Except as set forth in Item 2(n) of the Disclosure Schedule, the Company and its subsidiaries own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all their respective real properties and good title to their other respective assets and properties as reflected in the Exchange Act Documents (as defined below) (except those assets and properties disposed of in the ordinary course of business since the most recent date of the Exchange Act Documents) and all respective assets and properties acquired by the Company and its subsidiaries since such date (except those disposed of in the ordinary course of business). Except as set forth in Item 2(n) of the Disclosure Schedule, such assets and properties are subject to no Lien other than (i) Liens for current taxes not yet due and payable, or being contested in good faith through appropriate proceedings and for which reserves have been established in accordance with GAAP (as defined in Exhibit A), (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, (iv) Liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business, and (v) any Lien arising or permitted under the Transaction Documents. With respect to the property and assets it leases, each of the Company and its subsidiaries is in material compliance with such leases.
(o)Intellectual Property. The Company (and any subsidiary of the Company) has full legal title and ownership of the patents and patent applications set forth in Item 2(o) of the Disclosure Schedule. To the Company’s and the Guarantor’s knowledge, the Company has full legal title and ownership or right to use or can obtain on commercially reasonable terms, the patents, patent rights, other patent applications, permits, licenses, trade secrets, trademarks, trademark rights, service marks, trade names, trade name rights, franchises, domain names, copyrights, inventions and intellectual property rights (the “IP Rights”) necessary to conduct its business and its subsidiaries’ business, taken as a whole, as now operated and as now proposed to be operated; and the Company and the Guarantor have no actual knowledge or reason to believe and have received no notice (in writing or otherwise) that the conduct of its and its subsidiaries’ business as now operated and as now proposed to be operated conflicts with, infringes upon or misappropriates, or will conflict with, infringe upon or misappropriate, the IP Rights of any other Person. Item 2(o) of the Disclosure Schedule contains a complete list of patents and pending and provisional patent applications of the Company or any subsidiary. To the Company’s and the Guarantor’s knowledge, no product presently made, used or proposed to be made, marketed, offered for sale, sold or used by the Company or any subsidiary will violate any license, infringe on or misappropriate any IP Rights of any other Person, and neither the IP Rights of the Company or its subsidiaries nor the operation or proposed operation of their respective businesses infringes on the copyrights, misappropriates the trade secrets of or is known to conflict with the asserted IP Rights of others, nor does there exist any known basis for any such conflict, infringement or misappropriation except for such violations, infringements or conflicts that would not reasonably be expected to have a Material Adverse Effect. The Company and the Guarantor have no actual knowledge or reason to believe and have received no notice (in writing or otherwise) to the effect that any such IP Rights owned or licensed by the Company or any subsidiary, or which the Company or any subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or such subsidiary, or infringes, misappropriates or otherwise interferes with the IP Rights of any other Person, and the Company or any subsidiary has no reason to believe that any IP Rights owned or used by the Company or any subsidiary may be invalid. Neither the Company nor any subsidiary has any obligation to compensate any Person for the use of any such IP Rights, and neither the Company nor any subsidiary has granted any Person any license or other rights to use in any manner any of the IP Rights of the Company or any subsidiary, whether requiring the payment of royalties or not. Except as set forth in Item 2(o) of the Disclosure Schedule, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the IP Rights of any other Person other than such licenses or agreements arising from the purchase of “off the shelf” software or standard products.
(p)Exchange Act Documents. Except as set forth in Item 2(p) of the Disclosure Schedule, the documents filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the Company’s most recent audited fiscal year (excluding any documents or portions thereof furnished to, rather than filed with, the Commission) (such documents not so excluded, the “Exchange Act Documents”), when they were filed with the Commission, conformed as to form in all material respects with the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(q)Financial Statements. Except as set forth in Item 2(q) of the Disclosure Schedule, the financial statements included in the Exchange Act Documents, together with the related notes and schedules, (i) are prepared in accordance with the books and records of the Company and its subsidiaries and have been maintained in accordance with good business practice; (ii) have been prepared in all material respects in conformity with GAAP applied on a consistent basis during the respective periods covered thereby, except as may be expressly stated in the related notes thereto and, in the case of unaudited financial statements, subject to normal and recurring year-end adjustments that, if presented, would not differ materially from that included in the audited financial statements; and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the respective dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the respective periods presented therein. The other financial and accounting data of the Company and its subsidiaries contained in the Exchange Act Documents are fairly presented and prepared on a basis consistent with the financial statements or the books and records of the Company and its subsidiaries in all material respects. None of the Company or any of its subsidiaries has any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the Exchange Act Documents filed prior to the Execution Date. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Exchange Act Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(r)Equity Securities. The Company’s total authorized and issued capitalization is as set forth in Item 2(r) of the Disclosure Schedule. The equity securities (“Equity Securities”) of the Company have the respective rights, preferences and privileges set forth in the Company’s Charter Documents in effect on the Execution Date. All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as expressly set forth in Item 2(r) of the Disclosure Schedule, there are, as of the Execution Date and the Closing Date, no options, warrants, subscriptions, calls, or commitments of sales to acquire, or rights to purchase, or instruments convertible or exchangeable for Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities.
(s)Employees. To the Company’s and the Guarantor’s knowledge, no current or former employee, officer or consultant of the Company or its subsidiaries is in violation of, nor will be by continued employment or service, as applicable, in violation of, any term of any employment contract, patent disclosure agreement, consulting agreement or any other contract or agreement relating to the relationship of such employee, officer or consultant with the Company, its subsidiaries or any other party because of the nature of the business conducted or proposed to be conducted by the Company or its subsidiaries. Neither the Company nor its subsidiaries have received any notice alleging that any such violation has occurred. Each current and former employee, officer, and consultant of the Company and its subsidiaries has executed a proprietary information agreement in the Company’s or its subsidiaries’, as the case may be, standard form, and to the knowledge of the Company and the Guarantor, none of such employees, officers, or consultants is in violation thereof. Except as set forth in Item 2(s) of the Disclosure Schedule, to the Company’s and the Guarantor’s knowledge, no former or current employee, officer or consultant of the Company or its subsidiaries has (i) excluded works or inventions made prior to his or her employment or service, as applicable, with the Company or its subsidiaries from his or her assignment of inventions pursuant to such employee, officer or consultant’s proprietary information agreement or (ii) failed to affirmatively indicate in such proprietary information agreement that no such works or inventions made prior to his or her employment or service, as applicable, with the Company or its subsidiaries exist. The Company and the Guarantor are not aware that any of the Company’s or the Company’s subsidiaries’ employees, officers or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or its subsidiaries or that would conflict with the Company’s or its subsidiaries’ business as proposed to be conducted. The Company and the Guarantor do not believe it is or will be necessary to utilize any inventions of any employee, officer or consultant (or individual the Company or its subsidiaries presently intend to employ or engage, as applicable) made prior to his or her employment or service, as applicable, with the Company or its subsidiaries.
(t)Brokers or Finders. The Company and the Guarantor have not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company or the Guarantor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the

Transaction Documents other than to Jefferies LLC, as placement agent (the “Placement Agent”) for the offering of the Notes and Guarantee.
(u)    Agreements; Action.
(i)Except as set forth in Item 2(u) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs, or decrees to which the Company or its subsidiaries is a party or by which it is bound (a) that may involve the transfer or license of any IP Rights to or from the Company or its subsidiaries (other than commercial software rights generally available to the public and used in the Company’s or its subsidiaries’ business), (b) that include provisions restricting or affecting the development, manufacture or distribution of the Company’s or its subsidiaries’ products or services, or (c) that provide for indemnification by the Company or its subsidiaries with respect to infringements of proprietary rights.
(ii)Except as set forth in Item 2(u) of the Disclosure Schedule, neither the Company nor its subsidiaries have (a) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (b) incurred or guaranteed any indebtedness for money borrowed, (c) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (d) sold, exchanged, or otherwise disposed of any of its assets or rights.
(v)    Changes. Except as set forth in Item 2(v) of the Disclosure Schedule or in the Exchange Act Documents filed prior to the Execution Date or for agreements expressly contemplated hereby, subsequent to the respective dates as of which information is given in the Exchange Act Documents filed prior to the Execution Date, there has not been:
(i)any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect;
(ii)any waiver by the Company or its subsidiaries of a material right or of a material debt owed to it;
(iii)any satisfaction or discharge of any Lien, claim, or encumbrance or payment of any obligation by the Company or its subsidiaries, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, or business of the Company or its subsidiaries (as such business is presently or proposed to be conducted);
(iv)any material change or amendment to a material contract or arrangement by which the Company, its subsidiaries, or any of its or its subsidiaries’ assets or properties is bound or subject;
(v)receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any of its subsidiaries; or
(vi)to the Company’s and the Guarantor’s knowledge, any other event or condition of any character which did or might, individually or in the aggregate, have a Material Adverse Effect.
(w)    Regulatory Permits. The Company and its subsidiaries have all franchises, permits, licenses, and any similar authority necessary for the conduct of their businesses as now being conducted, the lack of which would have a Material Adverse Effect. The Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business (or the businesses of its subsidiaries) as planned to be conducted. To the Company’s and the Guarantor’s knowledge, neither the Company nor any subsidiary is in default in any material respect under any of such franchises, permits, licenses, or other similar authority.
(x)    Employee Benefit Plans; ERISA.
(i)Except as set forth in Item 2(x) of the Disclosure Schedule, neither the Company nor any subsidiary sponsors, maintains, administers or contributes to, or has any liability in respect of, any “Employee Benefit Plan” as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (“ERISA”), or any other compensation, benefit, employment, consulting or similar plan, agreement, arrangement or policy (whether or not written, and whether or not subject to the requirements of ERISA). Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has in the past six years sponsored, maintained, administered or contributed to (or had any obligation to contribute to), or has or is reasonably expected to have any liability with respect to any plan subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the “Code”). An “ERISA Affiliate” with respect to any entity means any other entity that, together with such first entity, would be treated as a single employer under Section 414 of the Code.
(ii)The execution and delivery of this Agreement and the issuance and sale of the Notes and Guarantees hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)–(D) of the Code. The representation by the Company and the Guarantor to each Investor in the first sentence of this clause (ii) is made in reliance upon and subject to the accuracy of such Investor’s representation in Section 3(g) as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Investor.
(y)    Interested Party Transactions. Except as set forth in Item 2(y) of the Disclosure Schedule, no officer or director of the Company or its subsidiaries or, to the knowledge of the Company, any “affiliate” or “associate” (as those terms are defined in Rule 405 under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any Person which purchases or licenses from or sells, licenses or furnishes to the Company or its subsidiaries any goods, property, technology, intellectual or other property rights or services; or (ii) any contract or agreement to which the Company or its subsidiaries is a party or by which it may be bound or affected. Except as set forth in Item 2(y) of the Disclosure Schedule, there are no obligations of the Company or its subsidiaries to officers, directors, stockholders, or employees of the Company or its subsidiaries other than (a) compensation for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or its subsidiaries and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company or its subsidiaries).
(z)    Labor Agreements and Actions; Employee Compensation. Neither the Company nor its subsidiaries are bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company’s and the Guarantor’s knowledge, has sought to represent any of the employees, representatives or agents of the Company or its subsidiaries. There is no strike or other labor dispute involving the Company or its subsidiaries pending, or to the best of the Company’s and the Guarantor’s knowledge, threatened, nor is the Company or the Guarantor aware of any labor organization activity involving its or its subsidiaries’ employees. Except as set forth in Item 2(z) of the Disclosure Schedule, the Company and the Guarantor are not aware that any officer or key employee, or that any group of key employees or officers, intends to terminate their employment with the Company or its subsidiaries, nor does the Company or its subsidiaries have a present intention to terminate the employment of any of the foregoing. Except as set forth in Item 2(z) of the Disclosure Schedule, the employment of each officer and employee of the Company and its subsidiaries is terminable at the will of the Company or its subsidiaries, as the case may be, without any obligation on the part of the Company or its subsidiaries to make any payment in connection therewith or to accelerate the vesting of any rights or securities. The Company is in compliance, and has in the past complied, in all material respects with all applicable state and federal equal employment opportunity and other laws related to labor and employment. Except as set forth in Item 2(u) of the Disclosure Schedule, neither the Company nor its subsidiaries are a party to or bound by (or currently negotiating in connection with entering into) any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, severance agreement, equity-based plan or other employee compensation or benefit agreement.
(aa)    Insurance. Except as set forth in Item 2(aa) of the Disclosure Schedule, each of the Company and the Guarantor maintains, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as they deem to be materially adequate and customary for entities of established reputations engaged in the same or a similar business and similarly situated.
(bb) Environmental Matters. Except as set forth in Item 2(bb) of the Disclosure Schedule, to the Company’s and the Guarantor’s knowledge, there is no pending or threatened investigation, suit, claim, action or proceeding against the Company or any of its subsidiaries relating to or arising under any applicable Environmental Laws or any statute, law or regulation relating to occupational health and safety. “Environmental Laws” means any law, regulation, or other applicable requirement relating to (x) releases or threatened release of Hazardous Substances; (y) pollution or protection of employee health or safety, public health or the environment; or (z) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances. “Hazardous Substances” means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold and (b) any other chemical, material or substance defined as toxic or hazardous or as a pollutant, contaminant or waste or words of similar import, or regulated or that can form the basis for liability, under Environmental Laws.
(cc)    Tax Returns and Payments. The Company and its subsidiaries have filed all income and other material tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company or a subsidiary, as applicable, has paid all material taxes and other assessments due, except those contested by it in good faith as set forth in Item 2(cc) of the Disclosure Schedule. Neither the Company nor any subsidiary has ever had any tax deficiency proposed or assessed against it in writing nor has the Company or any subsidiary executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge that remains in effect. None of the income tax returns or franchise tax or sales or use tax returns of the Company or any subsidiary has ever been audited by governmental authorities. The provision for taxes of the Company as shown in the Exchange Act Documents is adequate in all material respects for taxes due or accrued as of the Execution Date or the Closing Date. Since the end of the Company’s most recent audited fiscal year, neither the Company nor any subsidiary has incurred any material taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all material taxes, assessments and governmental charges with respect to the businesses, properties and operations of the Company and its subsidiaries for such period. The

Company and its subsidiaries have withheld or collected from each payment made to each of its employees, the amount of all material taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.
(dd) No General Solicitation or Directed Selling Efforts. None of the Company or the Guarantor has (i) offered or sold the Notes or the Guarantee by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act (or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act) or (ii) engaged in any directed selling efforts within the meaning of Rule 902(c) of Regulation S.
(ee) No Integration. Within the preceding six months, neither the Company nor any other Person acting on behalf of the Company has offered or sold to any Person any security that is integrated with the sale of the Notes or the Guarantee offered and to be sold to the Investors hereunder in a manner that would require registration of the Notes or the Guarantee under the Securities Act.
(ff)    No Registration. Assuming the accuracy of the representations and warranties of the Investors contained in Section 3 and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes and the Guarantee to the Investors by the Company and the Guarantor in the manner contemplated by this Agreement and the Indenture to register the Notes or the Guarantee under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939.
(gg) Rule 144A(d)((3) Compliance. The Notes and the Guarantee will satisfy the requirements of Rule 144A(d)(3) under the Securities Act.
(hh) Investment Company Act. Neither the Company nor the Guarantor is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(ii)    Improper Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries, nor, to the Company’s or the Guarantor’s knowledge, any of the Company’s or Guarantor’s affiliates, or any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, or made, offered, agreed requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, in each case, related to the Company’s and its subsidiaries’ business; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws (including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and the Bribery Act 2010 of the United Kingdom) and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(jj)    Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantor, threatened.
(kk)    Sanctions.
(i)    Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s and the Guarantor’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (any such individual or entity, a “Sanction Person”) that is, or is owned or controlled by a Sanction Person that is:
(A)the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor
(B)located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).
(ii)    The Company will not, directly or indirectly, use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Sanction Person:
(A)to fund or facilitate any activities or business of or with any Sanction Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)in any other manner that will result in a violation of Sanctions by any Sanction Person (including any Sanction Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)    For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Sanction Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(ll)    No Stabilization or Manipulation. Prior to the Execution Date and the Closing
Date, neither the Company nor any of its affiliates nor any Person acting on its or their behalf has taken any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes and the Guarantee.

(mm) Use of Proceeds; Margin Regulations. No part of the proceeds from the sale of the Notes or the Guarantee under the Transaction Documents will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of, and in contravention of, Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Company or the Guarantor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Neither the Company nor the Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of, and in contravention of, Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221). As used in this Section 2(mm), the terms “margin stock” and “purpose of purchasing or carrying” shall have the meanings ascribed to them in said Regulation U.
(nn) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company, (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established.
(oo) Accounting Controls.
(i)The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(ii)Except as disclosed in Item 2(oo) of the Disclosure Schedule, the Transaction Documents and the Exchange Act Documents filed prior to the Execution Date, there are no material weaknesses in the Company’s internal controls over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(pp) Solvency. After giving effect to the transactions contemplated by this Agreement, the Company and the Guarantor, taken as a whole, will continue to be solvent.
(qq) Servicing Agreements.
(i)    Each of the Servicing Agreements (as defined in Exhibit B) is in full force and effect and is the legal, valid and binding obligation of the Company and, to the knowledge of the Company, any other party thereto, enforceable against the Company and, to the knowledge of the Company, any other party thereto in accordance with its respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar applicable laws affecting creditors’ rights generally, general equitable principles and principles of public policy. The execution and delivery of, and performance of obligations under and in compliance with, each of the Servicing Agreements were and are within the powers of the Company and, to the knowledge of the Company, any other party thereto. Each of the Servicing Agreements was duly authorized by all necessary action on the part of, and validly executed and delivered by, the Company and, to the knowledge of the Company, any other party thereto. Neither the Company nor, to the knowledge of the Company, any other party thereto is in breach or violation of or in default under any of the Servicing Agreements and, in the performance of its obligations under the Servicing Agreements, the Company has not engaged in fraud or willful misconduct with respect to such Servicing Agreements. There is no event or circumstance that, upon notice or the passage of time, or both, could constitute or give rise to any breach or default in the performance of any of the Servicing Agreements by the Company or, to the knowledge of the Company, any other party thereto.
(ii)Except as set forth in Item 2(qq) of the Disclosure Schedule, the Company has not waived any rights or defaults under the Servicing Agreements or released any other party thereto, in whole or in part, from any of its obligations under any of the Servicing Agreements. To the knowledge of the Company, there are no oral waivers or modifications (or pending requests therefor) in respect of any of the Servicing Agreements. Neither the Company nor any other party to any of the Servicing Agreements has agreed to amend or waive any provision of the Servicing Agreements, and there is no current proposal to do so.
(iii)Except as set forth in Item 2(qq) of the Disclosure Schedule, to the knowledge of the Company, no event has occurred that would give the Company or any other party to any of the Servicing Agreements the right to terminate any of the Servicing Agreements or cease making payments thereunder. The Company has not received any notice of an intention by any other party to any of the Servicing Agreements to terminate or breach any of the Servicing Agreements, in whole or in part, or challenging the validity or enforceability of any of the Servicing Agreements or the obligation to make payments under the Servicing Agreements, or that the Company or any other party thereto is in default of its obligations under any of the Servicing Agreements. The Company is not aware of any default, violation or breach by any other party to any of the Servicing Agreements under or of any of the Servicing Agreements. The Company has no intention of terminating any of the Servicing Agreements and has not given any other party thereto any notice of termination of any of the Servicing Agreements, in whole or in part.
(iv)Except as provided in the Servicing Agreements, no Person has any right of set-off, off-set, rescission, counterclaim, reduction, deduction or defense (“Set-off”) under any contract or other agreement against any cash flows payable as servicing, operations and maintenance, warranty or similar fees under the Servicing Agreements (the “Servicing Payments”). No Person has exercised, and, to the knowledge of the Company, no Person has had the right to exercise, and no event or condition exists that, upon notice or passage of time or both, would reasonably be expected to permit any Person to exercise, any Set-off against the Servicing Payments. The Company has not sold, assigned, transferred or otherwise disposed of any Servicing Payment or otherwise encumbered the right of the Company to receive the same.
(v)Except as forth in Item 2(qq) of the Disclosure Schedule, no warranty or indemnity claim under any of the Servicing Agreements has been asserted or overtly threatened against the Company nor, to the knowledge of the Company, is there a valid basis for any such claim.
(vi)The Company has received all amounts owed to it under the Servicing Agreements.

(vii)    The list of the agreements on Schedule A to Exhibit B is a true, correct and complete list of the agreements whose cash flows were included in the financial model delivered by the Placement Agent to the Investors on behalf of and at the request of the Company.
(rr)    Cybersecurity. (i) (a) Except as set forth in Item 2(rr) of the Disclosure Schedule, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (b) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), reasonably be expected to have a Material Adverse Effect; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and recovery technology reasonably consistent with industry standards and practices.
3.    Representations and Warranties of Investors. Each Investor, for that Investor alone, represents, warrants and agrees severally that:
(a)Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of such Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(b)Placement Agent. Such Investor is aware and acknowledges that the Company intends to pay the Placement Agent a fee in respect of the sale of the Notes and the Guarantee to the Investors.
(c)Securities Law Compliance.
(i)Such Investor represents and warrants that (a) it is a QIB and is purchasing the Notes and the Guarantee for its own account or for the account of a QIB, (b) it is not a U.S. person (as defined in Regulation S) and is purchasing the Notes and the Guarantee in an offshore transaction in compliance with Regulation S or (c) if neither clause (a) or clause (b) is applicable, it is an IAI.
(ii)Such Investor acknowledges that (i) none of the Notes or the Guarantee has been or will be registered under the Securities Act or the laws of any U.S. state or other jurisdiction relating to securities matters and (ii) none of the Notes or the Guarantee may be offered, sold, pledged or otherwise transferred except as set forth in the Transaction Documents and the legend on the Notes regarding restrictions on transfers of the Notes and in accordance with applicable law.
(iii)Such Investor agrees that, if it should resell or otherwise transfer the Notes, in whole or in part, it will do so only pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act or the laws of any applicable state or other jurisdiction relating to securities matters and in accordance with the restrictions and requirements of the provisions of the Transaction Documents and the legend regarding restrictions on transfers on the Notes and only to a Person whom it reasonably believes, at the time any buy order for such Notes is originated, is (i) the Company or a subsidiary of the Company, (ii) for so long as such Notes are eligible for resale pursuant to Rule 144A, a QIB that purchases for its own account or for the account of a QIB, to whom notice is given that the transfer is being made in reliance on Rule 144A, (iii) a Person that is not a U.S. person (as defined in Regulation S) in a transaction outside the United States in compliance with Regulation S (if available) or (iv) an IAI that is purchasing such Notes for its own account or for the account of such an IAI for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, in each case unless consented to by the Company in writing.
(iv)Such Investor represents that it is purchasing the Notes for investment purposes and not with a view to resale or distribution thereof in contravention of the requirements of the Securities Act; however, such Investor reserves the right to sell the Notes at any time in accordance with applicable laws, the restrictions and requirements contained in the Transaction Documents applicable to transfers of the Notes, the legend on the Notes regarding transfers and its investment objectives.
(v)Such Investor has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes and the Guarantee by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(vi)Such Investor acknowledges that (a) it has made, either alone or together with its advisors, such separate and independent investigation of the Company and the Guarantor and their respective businesses, financial condition, prospects and managements as such Investor deems to be, or such advisors have advised to be, necessary or advisable in connection with the purchase of the Notes and the Guarantee pursuant to the transactions contemplated by this Agreement, (b) it and its advisors have received all information, documents, corporate records, accounts and data that it and such advisors believe to be necessary in order to reach an informed decision as to the advisability of the purchase of the Notes and the Guarantee pursuant to the transactions contemplated by this Agreement, (c) it understands the nature of the potential risks and potential rewards of the purchase of the Notes and the Guarantee, (d) it is a sophisticated investor with investment experience and has the ability to bear complete loss of its investment, whether as a result of an Event of Default (as defined in Exhibit A) on the Notes or any insolvency, liquidation or winding up of either the Company or the Guarantor or otherwise and (e) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Notes and the Guarantee and can bear the economic risks of investing in the Notes and the Guarantee for an indefinite period of time, including the complete loss of its investment. Such Investor acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied in any respect on the Company, the Guarantor or the Placement Agent for such advice. Such Investor has had a reasonable time to ask questions and receive answers concerning the Company and the Guarantor and their business and the terms and conditions of the offering of the Notes and the Guarantee and the transactions contemplated hereby and to obtain any additional information that each of the Company and the Guarantor possess or could acquire without unreasonable effort or expense, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities as to enable such Investor to understand and evaluate the risks of such investment and form an investment decision with respect thereto. Except for the representations, warranties and covenants made by the Company and the Guarantor in the Transaction Documents, such Investor is relying on its own investigation and analysis in entering into the transactions contemplated hereby.

(vii)Such Investor represents that it is not an “affiliate” (as that term is defined in Rule 405 under the Securities Act) of the Company or of the Guarantor.
(viii)Such Investor understands that the Company, the Guarantor, the Placement Agent and others will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements. If such Investor is acquiring the Notes and the Guarantee as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.
(ix)Such Investor acknowledges that the Placement Agent, the other Investors and their respective directors, officers, employees, representatives and controlling persons have no responsibility to such Investor for making any independent investigation of the information contained in the Transaction Documents or any other materials provided in connection with the offering of the Notes and the Guarantee and make no representation or warranty to such Investor, express or implied, with respect to the Company, the Guarantor, the Notes or the Guarantee or the accuracy, completeness or adequacy of such materials, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to such Investor.
(x)Such Investor acknowledges that neither the Placement Agent nor any other Investor has acted as its financial advisor or fiduciary in connection with the issue and purchase of the Notes and the Guarantee.
(xi)Such Investor acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Notes and the Guarantee, or possession or distribution of offering materials in connection with the issue of the Notes and the Guarantee (including any filing of a registration statement), in any jurisdiction outside the United States where action for that purpose is required. Such Investor will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Notes and the Guarantee or has in its possession or distributes any offering material, in all cases at its own expense.
(d)Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Transaction Documents. With respect to such matters, such Investor relies solely on any such advisors and not on any statements or representations of the Company, the Guarantor or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by the Transaction Documents.
(e)No Violations. The entry into and performance of this Agreement by such Investor and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Investor is party, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

(f)No Legal, Tax or Investment Advice. Such Investor understands that nothing in the Transaction Documents, or any other materials presented to such Investor in connection with the purchase and sale of the Notes and the Guarantee constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes and the Guarantee and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Notes and the Guarantee.
(g)Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (each, a “Source”) to be used by such Investor to pay the purchase price of the Notes to be purchased by such Investor:
(i)The Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan, together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account, do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Investor’s state of domicile;
(ii)the Source is a separate account that is maintained solely in connection with such Investor’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account;
(iii)the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of PTE 9138, and, except as disclosed by such Investor to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund;
(iv)(a) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), (b) no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, (c) the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, (d) neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption, and (d) (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv);
(v)(a) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), (b) the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, (c) neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (d) (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v);
(vi)the Source is a governmental plan;
(vii)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or
(viii)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 3(g), the terms “employee benefit plan,” “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
4.    Covenants of the Company and the Guarantor.
(a)Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used by the Company (i) to pay fees, costs and expenses arising in connection with the issuance of the Notes (including the Ticking Fee, if any) and (ii) to the extent not used for purposes of clause (i) above, to repay at or prior to maturity thereof an equivalent principal amount of the outstanding 6% convertible promissory notes of the Company due December 2020 (the “6% Convertible Notes”, and the principal amount of 6% Convertible Notes equal to such proceeds being referred to herein as the “Proceeds Repaid 6% Convertible Notes”). Notwithstanding the foregoing, to the extent the Company is unable to use the proceeds of the sale and issuance of the Notes to repay any 6% Convertible Notes because such 6% Convertible Notes have been converted by any of the holders thereof into shares of the Company’s common stock, the Company may use such proceeds for general corporate purposes.
(b)Information Rights. The Company and the Guarantor shall deliver to each Investor any required information and reports as set forth in the Indenture.
(c)No Integration. Any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Notes and the Guarantee or any substantially similar security issued by the Company or the Guarantor, within six months subsequent to the date on which the distribution of the Notes and the Guarantee has been completed, will be made under restrictions and other circumstances that would not affect the status of the offer and sale of the Notes and the Guarantee in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A or Regulation S under the Securities Act.
(d)Expenses. The Company agrees to pay or cause to be paid from the proceeds of the issuance of the Notes and the Guarantee all reasonable, documented fees and expenses of Pillsbury

Winthrop Shaw Pittman LLP, acting as special counsel to the Investors, in an aggregate amount not to exceed $350,000 (except as otherwise provided in the fee letter dated January 7, 2020 between Pillsbury Winthrop Shaw Pittman LLP and the Company), it being understood that the Company will not reimburse any other expenses of the Investors (including expenses of any other counsel).
(e)Right of First Offer. Upon any proposed issuance of Additional Securities (as defined in Exhibit A), the Company will grant to each Investor the right to purchase an aggregate amount of such Additional Securities in an amount equal to the same proportion that the principal amount of Notes such Investor has purchased as set forth opposite its name in Schedule II bears to the aggregate principal amount of Notes issued to the Investors on the Closing Date and at a purchase price specified by the Company (which purchase price shall not be more than the purchase price per Additional Security being offered to other investors), with such right to purchase being exercised by such Investor by delivering a written commitment to the Company in respect of such Additional Securities no later than 10 business days after being notified of such proposed issuance by the Company. To the extent that any Investor declines to exercise its right to purchase any Additional Securities (in whole or in part) or fails to exercise such rights within the 10-business-day period specified above, the Company will promptly notify the other Investors (only if each such other Investor previously exercised its right to purchase previously available Additional Securities in full pursuant to the preceding sentence), in which case such other Investors will have the right to purchase such remaining Additional Securities on the same terms as any Additional Securities they previously exercised the right to purchase pursuant to the preceding sentence, with such right to purchase being exercised by such Investors by written notice to the Company no later than two business days after being notified of the opportunity to purchase such remaining Additional Securities by the Company.
(f)Ticking Fee. If (i) the Closing has not occurred on or prior to the Fee Reference Date (as defined herein) and (ii) the Ticking Fee has not been paid to the Investors on or prior to the Cut-Off Date (whether by reason of the failure of the Closing to occur by the Cut-Off Date or otherwise), then the Company shall pay to the Investors on the Cut-Off Date a fee equal to $175,000 (allocated on a pro rata basis based on the principal amount of the Notes set forth opposite each Investor’s name on Schedule II hereto) by wire transfer of immediately available funds to the respective accounts of such Investors identified by such Investors to the Company. For the avoidance of doubt, this Section 4(f) shall survive any termination of this Agreement.
5.    Conditions to Closing of the Investors. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:
(a)Representations and Warranties. The representations and warranties made by the Company and the Guarantor in Section 2 shall have been true and correct when made on the Execution Date and shall be true and correct on the Closing Date.
(b)Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company and the Guarantor shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Guarantee, the execution and delivery of the Transaction Documents and the compliance by the Company and the Guarantor with their obligations under the Transaction Documents at or immediately following the Closing Date.
(c)Covenants. The Company and the Guarantor shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company and the Guarantor on or prior to the Closing in all material respects.

(d)    Legal Requirements. At the Closing, the sale and issuance by the Company and the Guarantor, and the purchase by the Investors, of the Notes and the Guarantee shall be legally permitted by all laws and regulations to which the Investors, the Company or the Guarantor are subject.
(e)    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.
(f)    Transaction Documents. The Company and the Guarantor shall have duly executed and delivered to the Investors the following documents:
(i)This Agreement;
(ii)Their Definitive Securities;
(iii)The Indenture; and
(iv)The Security Agreement.
(g)    Notes Collateral.
(i)    The Investors shall have received on the Closing Date the following, in form and substance reasonably satisfactory to the Investors:
(A)appropriately completed copies of Uniform Commercial Code Form UCC-3 financing statement amendments necessary to release all Liens (other than any Liens contemplated by clauses (3), 7(B), 7(C), (26) and (35) of the definition of Permitted Liens) of any Person in any Notes Collateral; and
(B)certified copies of (i) Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company under its present name and any previous names, as the debtor, together with copies of such financing statements and (ii) search reports evidencing all tax, judgment or other Liens as may be requested by the Investors;
(ii)    The Collateral Agent shall have a first priority Lien (subject to any Liens contemplated by clauses (3), 7(B), 7(C), (26) and (35) of the definition of Permitted Liens) for the benefit of the Investors on the Notes Collateral to the extent perfected by a filing of a Uniform Commercial Code financing statement or by possession or control; and
(iii) All Uniform Commercial Code financing statements and any other filings or other actions necessary or desirable to perfect the first priority security interest (subject to any Liens contemplated by clauses (3), 7(B), 7(C), (26) and (35) of the definition of Permitted Liens) for the benefit of the Investors in the Notes Collateral shall have been delivered to the Collateral Agent or taken by the Company to the extent required under the Security Documents.
(h)    Corporate Documents. The Company and the Guarantor shall have delivered to the Investors each of the following:

(i)Certificates of officers or other authorized signatories of the Company and the officers or limited liability company members of the Guarantor, in form and substance satisfactory to the Investors, as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of the Closing, as to the performance by the Company and the Guarantor of all of their respective obligations hereunder to be performed at or prior to the Closing and as to such other matters as the Investors may reasonably request.
(ii)A certificate of the Secretary of the Company, dated the Closing Date, certifying (a) that the Restated Certificate of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware and attached thereto, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (b) that attached thereto is a true and correct copy of the Amended and Restated Bylaws of the Company as in effect on the Closing Date; (c) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement, the Indenture, the Security Documents and the Notes and the consummation of the transactions contemplated hereby and thereby; and (d) as to the incumbency and specimen signatures of each officer executing any Transaction Document or any other document delivered in connection herewith on behalf of the Company (together with a certification of another officer of the Company as to incumbency and specimen signature of the Secretary of the Company);
(iii)Certificates of an officer, limited liability company members or other authorized signatory of the Guarantor, dated the Closing Date, certifying (a) that the certificate of organization of the Guarantor, certified as of a recent date by the Secretary of State of the State of the Guarantor’s organization and attached thereto, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (b) that attached thereto is a true and correct copy of the limited liability company agreement of the Guarantor as in effect on the Closing Date; (c) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors (or other governing body) of the Guarantor and continuing in effect, which authorize the execution, delivery and performance by the Guarantor of this Agreement, the Indenture and the Guarantee and the consummation of the transactions contemplated hereby and thereby; and (d) as to the incumbency and specimen signatures of each officer executing any Transaction Document or any other document delivered in connection herewith on behalf of the Guarantor (together with a certification of another officer of the Guarantor as to incumbency and specimen signature of the officer of the Guarantor signing such certificate);
(iv)A Certificate of Good Standing or comparable certificate as to the Company, certified as of a recent date prior to the Closing Date by the Secretary of State of the State of Delaware and a Certificate of Good Standing or comparable certificate as to the Company, certified as of a recent date prior to the Closing Date by the Secretary of State of the State of California; and
(v)A Certificate of Good Standing or comparable certificate as to the Guarantor in its jurisdiction of organization.
(i)Company and Guarantor Counsel Opinion. There shall have been executed and delivered to the Investors an opinion from Latham & Watkins LLP, counsel to the Company and the Guarantor, addressed to the Investors and dated the Closing Date, in substantially the form of Exhibit C.
(j)Investors’ Counsel Opinion. Pillsbury Winthrop Shaw Pittman LLP, special counsel to the Investors, shall have furnished to the Investors their opinion, addressed to the Investors and dated the Closing Date, in form and substance reasonably satisfactory to the Investors.

(k)Placement Agent Certificate. The Placement Agent shall have delivered to the Company a certificate, dated on or about the Closing Date, as to the manner of the offering of the Notes and the Guarantee and the number and character of the offerees contacted, which certificate shall state that the Placement Agent (a) did not solicit offers for, or offer, the Notes and the Guarantee by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, including publication or release of articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and did not engage in any directed selling efforts within the meaning of Rule 902(c) of Regulation S, and (b) solicited offers for the Notes and the Guarantee only from, and offered the Notes and the Guarantee only to, (i) Persons who it reasonably believed were QIBs or, if any such Person was buying for one or more institutional accounts for which such Person was acting as fiduciary or agent, only when such Person reasonably believed that each such account was a QIB, (ii) in the case of offers outside the United States, to Persons that are not U.S. persons (as defined in Regulation S) in compliance with Regulation S, or (iii) IAIs and shall further state that counsel to the Company and the Guarantor and to the Investors may rely thereon in rendering their respective opinions to be delivered hereunder.
(l)Ratings. On or prior to the Closing Date, the Investors shall have received evidence of a rating of the Notes from DBRS, Inc. of at least “B-”, which rating shall be in full force and effect on the Closing Date.
(m)CUSIP Numbers. Standard & Poor’s CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, shall have issued a CUSIP number and an ISIN for the Notes.
(n)Consents. On or prior to the Closing Date, the Investors shall have received copies of all consents, approvals, authorizations, orders, registrations, declarations and filings set forth in Item 2(k) of the Disclosure Schedule.
(o)Updated Disclosure Schedules. The Company shall have furnished to the Investors a document that updates the Disclosure Schedules as of the Closing Date (or shall certify that there are no such changes).
(p)6% Convertible Notes. The Company shall have provided written evidence satisfactory to the Investors as to one or more of the following with respect to each of the 6% Convertible Notes:
(i)the terms of the 6% Convertible Notes (other than the Proceeds Repaid 6% Convertible Notes, which shall require compliance with one or more other clauses of this Section 5(p)) have been amended on or prior to the Closing Date to provide that the stated maturity date of such 6% Convertible Notes is no earlier than December 1, 2021;
(ii)the 6% Convertible Notes have been repaid on or prior to the Closing Date solely from (A) the proceeds described in Section 4(a)(ii), (B) the proceeds from any other financing consummated by the Company after the Execution Date but on or prior to the Closing Date and (C) up to $25,000,000 of cash otherwise available to the Company (less any amount used pursuant to Section 5(p)(iii)(C));
(iii)the 6% Convertible Notes will be repaid after the Closing Date but on or prior to December 1, 2020 with the proceeds of a cash amount (no less than sufficient to pay all obligations in respect of the 6% Convertible Notes to be so repaid) on deposit as of the Closing Date in a trust account of the Company (the “Trust Account”), which deposit (x) shall be comprised solely of one or more of (A) the proceeds described in Section 4(a)(ii) (to the extent not used to repay the 6% Convertible Notes on the Closing Date), (B) the proceeds from any other financing consummated by the Company after the Execution Date but on or prior to the Closing Date and (C) up to $25,000,000 of cash otherwise available to the Company (less any amount used pursuant to Section 5(p)(ii)(C)) (the aggregate amount so deposited pursuant to clauses (A), (B) and (C) being referred to as the “Restricted Amount”) and (y) shall remain on an uninvested basis in such Trust Account until, and shall be restricted as to use solely for, repayment of all obligations in respect of the 6% Convertible Notes to be so repaid on or prior to December 1, 2020. Such Trust Account shall be subject to an escrow agreement or other arrangement to ensure the Restricted Amount is used solely for repayment of all obligations in respect of the 6% Convertible Notes to be so repaid on or prior to December 1, 2020 (the “Escrow/Alternative Arrangement”) in each case in form and substance, and with an escrow agent or other third party custodian or depositary bank, reasonably satisfactory to the Investors; provided that to the extent any 6% Convertible Notes with respect to which funds have been deposited in the Trust Account have been converted by the holders thereof into shares of the Company’s common stock after the Closing Date, the Company may withdraw an amount equal to the aggregate principal amount of 6% Convertible Notes so converted from the Trust Account; or
(iv)    any 6% Convertible Notes not amended or repaid pursuant to clause (i) or
(ii) above, or with respect to which funds have not been applied as described in clause (iii) above, have been otherwise converted by the holders thereof into shares of the Company’s common stock.
(q)    Ticking Fee. If the Closing Date occurs more than 30 days after the Execution
Date (such 30th day being the “Fee Reference Date”), the Company shall pay to the Investors on the Closing Date, out of the proceeds of the issuance of the Notes, a fee (allocated on a pro rata basis based on the principal amount of the Notes set forth opposite each Investor’s name on Schedule II hereto) equal to (i) $70,000,000 multiplied by (ii) the number of days from and after the Fee Reference Date to and including the Closing Date multiplied by (iii) 3.00% divided by (iv) 360 (the “Ticking Fee”).
6.    Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:
(a)Representations and Warranties. The representations and warranties made by the applicable Investors in Section 3 shall be true and correct in all material respects when made on the Execution Date, and shall be true and correct in all material respects on the Closing Date.
(b)Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company and the Guarantor shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Guarantee.
(c)Covenants. The Investors shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Investors on or prior to the Closing Date in all material respects.
(d)Legal Requirements. At the Closing, the sale and issuance by the Company and the Guarantor, and the purchase by the applicable Investors, of the Notes and the Guarantee shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

(e)Purchase Price. Each Investor shall have delivered to the Company the purchase price in respect of the Note being purchased by such Investor referenced in Section 1, less such Investor’s respective portion of the Ticking Fee, if any.
(f)Applicable Documents. Each Investor shall have duly executed and delivered this Agreement to the Company.
7.    Miscellaneous.
(a)Waivers, Amendments, and Termination. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and Investors holding at least a majority in aggregate principal amount of the Notes then outstanding. This Agreement will be terminated automatically without further action by any of the parties hereto in the event that the Closing Date has not occurred by the Cut-Off Date. This Agreement may be terminated prior to the Closing by mutual agreement of the parties hereto.
(b)Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The parties hereto hereby submit to the non-exclusive jurisdiction of the U.S. federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. EACH OF THE INVESTORS, THE COMPANY AND THE GUARANTOR HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT.
(c)Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and any subsequent transferees of the Notes from the Investors shall have the benefit of any such representations, warranties, covenants and agreements made by the Company or the Guarantor in this Agreement as if such subsequent transferee were a signatory to this Agreement as of the Execution Date.
(d)Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Investors, the Company, the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those Persons.
(e)Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and the Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.
(f)Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to an Investor, at the address set forth on the Investor’s signature page hereto, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company or the Guarantor, at 4353 North First Street, San Jose, California 95134, and addressed to the attention of the Chief Executive Officer, or at such other address or facsimile number as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (v) when received, (w) when delivered personally, (x) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (y) one business day after being deposited with an overnight courier service of recognized standing or (z) four days after being deposited in the U.S. mail, first class with postage prepaid.
(g)Separability of Agreements; Severability of this Agreement. The Company’s and the Guarantor’s agreement with each of the Investors is a separate agreement and the sale of the Notes and the Guarantee to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(h)Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.
(Signature Pages Follow)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.
COMPANY:
BLOOM ENERGY CORPORATION a Delaware corporation
By: /s/ Randy Furr
Name: Randy Furr
Title: Chief Financial Officer and Secretary
GUARANTOR:
RYE CREEK LLC
a Delaware limited liability company
By: Bloom Energy Corporation, its sole member

By: /s/ Randy Furr
Name: Randy Furr
Title: Chief Financial Officer and Secretary

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.
INVESTOR:
VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY
RELLIASTAR LIFE INSURANCE COMPANY

By: Voya Investment Management LLC, as Agent

By: /s/ Gregory R. Addicks
Name: Gregory R. Addicks
Title: Managing Director

VENERABLE INSURANCE AND ANNUITY COMPANY
EQUITRUST LIFE INSURANCE COMPANY

By: Voya Investment Management Co., as Agent

By: /s/ Gregory R. Addicks
Name: Gregory R. Addicks
Title: Managing Director

NN LIFE INSURANCE COMPANY

By: Voya Investment Management LLC, as Attorney in fact

By: /s/ Gregory R. Addicks
Name: Gregory R. Addicks
Title: Managing Director

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.
INVESTOR:
HONEYWELL INTERNATIONAL INC.
MASTER RETIREMENT TRUST

By: /s/ Jay W. Burden
Name: Jay W. Burden
Title: Director, Fixed Income Investment

HONEYWELL COMMON INVESTMENT FUND

By: /s/ Jay W. Burden
Name: Jay W. Burden
Title: Director, Fixed Income Investment

SCHEDULE I GUARANTOR
Rye Creek LLC, a Delaware limited liability company

SCHEDULE II
SCHEDULE OF INVESTORS

Investor	Aggregate Principal Amount of Notes to be Purchased

EquiTrust Life Insurance Company     $25,000,000
NN Life Insurance Company Ltd.     $12,000,000
ReliaStar Life Insurance Company     $1,500,000
Security Life of Denver Insurance Company     $4,000,000
Venerable Insurance and Annuity Company     $3,000,000
Voya Retirement Insurance and Annuity Company     $4,500,000
Honeywell International Inc. Master Retirement Trust     $15,000,000
Honeywell Common Investment Fund    $5,000,000
Total    $70,000,000